Exhibit 10.2

Appalachian Community Bank Salary Continuation Agreement

APPALACHIAN COMMUNITY BANK
SALARY CONTINUATION AGREEMENT
[As Amended]

THIS SALARY CONTINUATION AGREEMENT, as amended (the “Agreement”) is adopted as of the 11th day of August, 2006, by and among APPALACHIAN COMMUNITY BANK, a state-chartered commercial bank located in Ellijay, Georgia (the "Bank"), APPALACHIAN BANCSHARES, INC., the parent company of the Bank (the “Holding Company”), and JOSEPH T. MOSS, JR. (the "Executive").

The purpose of this Agreement is to provide to the Executive, as a member of a select group which contributes materially to the continued growth, development and future business success of the Bank and the Holding Company, the specified benefits, as well as incentives for continued employment with the Bank and Holding Company, as set forth herein. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time. The Bank will pay the benefits provided under this Agreement from its general assets.

The Bank, the Holding Company and the Executive, for and in consideration of the above stated contributions of the Executive and other good and valuable consideration, do hereby agree as follows:

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1
“Accrual Balance” means the liability that should be accrued by the Bank, under Generally Accepted Accounting Principles (”GAAP”), for the Bank’s obligation to the Executive under this Agreement, by applying the Discount Rate. Any amortization method, if acceptable under GAAP, may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance for each Plan Year shall be reported annually by the Bank to the Executive in the form of Schedule A of this Agreement.

1.2
“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive, and as otherwise determined pursuant to Article 3 and Article 4.

1.3
“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4	“Change of Control” means the occurrence of any of the following conditions:

(i)         Any “Person” [which term, for purposes of this Section 1.4, shall mean an individual (other than the Executive), individuals acting in concert or as a “group” under the Securities Exchange Act of 1934, or a corporation, partnership, trust or other form of entity, (other than the Holding Company, the Bank, a securities underwriter of the shares of the Holding Company or the Bank, a corporation owned by stockholders of the Holding Company in the same proportions as their ownership of stock in the Holding Company, or a fiduciary holding securities under an employee benefit plan of the Holding Company or Bank)] becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Holding Company or Bank which represent twenty-five percent (25%) or more of the voting power of the then outstanding securities of the Holding Company or Bank; or

(ii)         Any Person acquires, directly or indirectly, the ability to control the election of a majority of the directors of either the Bank or the Holding Company; or

(iii)       Any Person acquires, directly or indirectly, the ability to exercise a controlling influence over the management of policies of either the Holding Company or the Bank; or

(iv)     During any period of two (2) consecutive years, the “Continuing Directors” (which term, for purposes of this Section 1.4, means these individuals who, (a) at the beginning of such two-year period, constitute the board of directors of either the Holding Company or the Bank or (b) whose election or nomination as directors of the Holding Company or the Bank were approved by a vote of least two-thirds of these previously elected directors) cease for any reason to constitute at least two-thirds of the board of directors of either the Holding Company or the Bank; or

(v)         The consummation of a merger or statutory share exchange of the Holding Company or the Bank with any Person, other than a merger or statutory share exchange which would (a) result in the voting securities of the Holding Company or Bank outstanding immediately prior thereto, continuing to represent at least seventy-five percent (75%) of the combined voting power of the voting securities of the Holding Company, Bank or such other surviving entity, outstanding immediately after such merger or statutory share exchange, in substantially the same proportions as their ownership immediately prior to such merger or statutory share exchange, or (b) effect or implement a recapitalization of the Holding Company or Bank (or similar transaction), in which no Person acquires more than fifty percent (50%) of the combined voting power of the then-outstanding securities of the Holding Company or Bank; or

Appalachian Community Bank Salary Continuation Agreement

(vi)         The shareholders of the Holding Company or Bank approve a plan of complete liquidation of the Holding Company or the Bank, or an agreement for the sale or disposition by the Holding Company or the Bank of all or substantially all of the assets of the Holding Company or the Bank.

1.5
“Change of Control Benefit” means the benefit provided to the Executive under Section 2.4 of this Agreement, and as set forth in Schedule A of this Agreement, pursuant to the terms of this Agreement. The amount of the Change of Control Benefit, as determined under Section 2.4 and as set forth in Schedule A, is an annual amount equal to the projected annual benefit to be paid to the Executive at the Executive’s Normal Retirement Age, as set forth in Section 2.1.1, which annual amount shall be paid to the Executive in equal monthly payments for each of the fifteen (15) consecutive twelve (12) month periods next following the Executive’s Normal Retirement Age.

1.6	“Code” means the Internal Revenue Code of 1986, as amended.

1.7
“Disability” means the Executive’s suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, or by the Board of Executives of the Bank or the Holding Company, to be a disability rendering the Executive totally and permanently disabled. The Executive, upon the request of the Plan Administrator, must submit proof of Disability, satisfactory to the Plan Administrator, including, if required, the determination thereof by the insurance carrier or Social Security Administration.

1.8
“Disability Benefit” means the benefit provided to the Executive under Section 2.3 of this Agreement, and as set forth in Schedule A of this Agreement, pursuant to the terms of this Agreement. The amount of the Disability Benefit, as determined under Section 2.3 and as set forth in Schedule A, is an annual amount equal to the projected annual benefit to be paid to the Executive at the Executive’s Normal Retirement Age, as set forth in Section 2.1.1, which annual amount shall be paid to the Executive in equal monthly payments for each of the fifteen (15) consecutive twelve (12) month periods next following the Executive’s Normal Retirement Age.

1.9
“Discount Rate” means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is seven percent (7%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.10	“Early Termination” means the Termination of Employment before Normal Retirement Age, for reasons other than death, Disability, Termination for Cause or following a Change of Control.

Appalachian Community Bank Salary Continuation Agreement

1.11
“Early Termination Benefit” means the benefit provided to the Executive under Section 2.2 of this Agreement, and as set forth in Schedule A of this Agreement, as updated annually pursuant to the terms of this Agreement. The amount of the Early Termination Benefit, as determined under Section 2.2 and as set forth in Schedule A, is a one-time, lump-sum amount to be paid to the Executive within thirty (30) days following the Executive’s Early Termination Date, or at such later date as may be required by applicable law.

1.12	“Early Termination Date” means the date on which Early Termination occurs.

1.13	“Effective Date” means April 1, 2006.

1.14	“Normal Retirement Age” means the earlier of the Executive’s 65th birthday or the date upon which the Executive completes 20 years of employment with the Bank and/or Holding Company.

1.15
“Normal Retirement Benefit” means the benefit provided to the Executive pursuant to the provisions of Section 2.1 of this Agreement, and as set forth in Schedule A of this Agreement, as updated annually pursuant to the terms of this Agreement. The amount of the Normal Retirement Benefit, as determined under Section 2.1 and as set forth in Schedule A, is an annual amount to be paid to the Executive in equal monthly payments for each of the fifteen (15) consecutive twelve (12) month periods next following the Executive’s Normal Retirement Date.

1.16	“Normal Retirement Date” means the date of the Executive’s Termination of Employment (other than a Termination for Cause) occurring on or after the Executive’s Normal Retirement Age.

1.17	“Plan Administrator” means the plan administrator described in Article 8.

1.18	“Plan Year” means each twelve-month period commencing on the Effective Date.

1.19	“Termination for Cause” has that meaning set forth in Article 5.

1.20
“Termination of Employment” means that the Executive ceases to be employed by the Bank or the Holding Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank or the Holding Company.

Article 2
Benefits During Lifetime

2.1
Normal Retirement Benefit. The benefit payable to the Executive under this Section 2.1 is the Normal Retirement Benefit, an annual benefit set forth in Schedule A of this Agreement (as updated annually) for the Plan Year during which the Executive’s Normal Retirement Date occurs. Upon the Executive’s Normal Retirement Date, the Bank shall pay to the Executive the Normal Retirement Benefit, as described in this Section 2.1, in lieu of any other benefit under this Article.

Appalachian Community Bank Salary Continuation Agreement

2.1.1
Amount of Benefit. The annual benefit under this Section 2.1 for the first Plan Year is One Hundred Fifty Thousand Dollars ($150,000). Commencing on the first day of the second Plan Year, and on the first day of each Plan Year thereafter, the annual benefit shall be increased three percent (3%) from the previous Plan Year, to a projected annual benefit of Two Hundred Twenty Thousand Dollars ($220,000) at the Executive’s Normal Retirement Age.

2.1.2
Payment of Benefit. The Bank shall pay the Normal Retirement Benefit to the Executive in equal monthly installments, commencing on the first day of the month following the Executive’s Normal Retirement Date. This annual benefit shall be paid to the Executive for each of the fifteen (15) consecutive twelve (12) month periods next following the Executive’s Normal Retirement Date, for a total of 180 consecutive equal monthly payments.

2.2
Early Termination Benefit. Upon the Executive’s Early Termination, the Bank shall pay to the Executive the Early Termination Benefit, as described in this Section 2.2, in lieu of any other benefit under this Article.

2.2.1
Amount of Benefit. The benefit payable to the Executive under this Section 2.2 is the Early Termination Benefit, a one-time, lump-sum amount set forth on Schedule A of the Agreement (as updated annually) for the Plan Year during which the Executive’s Early Termination Date occurs. The amount of the Early Termination Benefit payable to the Executive in any Plan year shall be equal to the Executive’s Accrual Balance accrued under this Agreement for such Plan Year.

2.2.2
Payment of Benefit. The Bank shall pay the Early Termination Benefit to the Executive, as a one-time, lump-sum amount, within thirty (30) days following the Executive’s Early Termination Date, or at such later date as may be required by applicable law.

2.3
Disability Benefit. Upon the Executive’s Termination of Employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3, in lieu of any other benefit under this Article.

2.3.1
Amount of Benefit. The benefit payable to the Executive under this Section 2.3 is the Disability Benefit, an annual benefit set forth on Schedule A of the Agreement (as updated annually) for the Plan Year during which the Termination of Employment occurs. The annual amount of the Disability Benefit payable to the Executive hereunder shall be equal to the annual amount of Executive’s Normal Retirement Benefit determined under this Agreement for the Plan Year in which the Executive’s Termination of Employment occurs.

Appalachian Community Bank Salary Continuation Agreement

2.3.2
Payment of Benefit. The Bank shall pay the Disability Benefit to the Executive in equal monthly installments, commencing with the month following the Executive’s Normal Retirement Age. This annual benefit shall be paid to the Executive for each of the fifteen (15) consecutive twelve (12) month periods next following the Executive’s Normal Retirement Age, for a total of 180 consecutive equal monthly payments.

2.4
Change of Control Benefit. Upon a Change of Control followed by the Executive’s Termination of Employment (other than a Termination for Cause), the Bank shall pay to the Executive the Change of Control Benefit, as described in this Section 2.4, in lieu of any other benefit under this Article.

2.4.1
Amount of Benefit. The benefit under this Section 2.4 is the Change of Control Benefit, an annual benefit in the amount set forth on Schedule A of this Agreement (as updated annually) for the Plan Year during which Termination of Employment occurs.

2.4.2
Payment of Benefit.  The Bank shall pay the Change of Control Benefit to the Executive in equal monthly installments commencing with the month following the Executive’s Normal Retirement Age. This annual benefit shall be paid to the Executive for each of the next fifteen (15) consecutive years next following the Executive’s Normal Retirement Age, for a total of 180 consecutive equal monthly payments.

2.5
Failure to be Nominated or Reelected. Upon the failure of the Executive to be terminated or reelected as a director of either of the Bank or the Holding Company (for any reason other than for a Termination for Cause), the Bank shall pay to the Executive the benefit described in this Section 2.5.

2.5.1
Amount of Benefit. The benefit payable under this Section 2.5 is an annual benefit in an amount equal to the projected annual benefit to be paid to the Executive at the Executive’s Normal Retirement Age, as set forth in Section 2.1.1 of this Agreement.

2.5.2.
Payment of Benefit. The benefit payable under this Section 2.5 shall be paid to the Executive in equal monthly installments commencing with the month following the Executive’s Normal Retirement Age. This annual benefit shall be paid to the Executive for each of the fifteen (15) consecutive years next following the Executive’s Normal Retirement Age, for a total of 180 consecutive equal monthly payments.

Appalachian Community Bank Salary Continuation Agreement

Article 3
Death Benefits

3.1
Death During Active Employment. If the Executive dies while in the active employment of the Bank and the Holding Company, the Bank shall pay to the Beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

3.1.1
Amount of Benefit. The benefit under this Section 3.1 is the Pre-Retirement Death Benefit, an annual benefit set forth on Schedule A of this Agreement for the Plan Year in which the Executive dies, in an amount equal to the projected annual benefit to be paid to the Executive at the Executive’s Normal Retirement Age, as set forth in Section 2.1.1 of this Agreement.

3.1.2
Payment of Benefit. The Bank shall pay the Pre-Retirement Death Benefit, to the Beneficiary in equal monthly installments, commencing with the month following the Executive’s death. The Pre-Retirement Death Benefit shall be paid to the Beneficiary (as provided under this Article 3 and Article 4) for a period of fifteen (15) consecutive twelve (12) month periods next following the death of the Executive, for a total of 180 consecutive equal monthly payments.

3.2
Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement, but before receiving all such payments, the Bank shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts that would have been paid to the Executive had the Executive survived.

3.3
Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death, except that the benefit payments shall commence on the first day of the month following the date of the Executive’s death.

3.4
Death of a Beneficiary prior to Full Payment of Benefit. If a Beneficiary dies prior to receipt of the full benefits to be paid to the Beneficiary under this Agreement, the remaining benefit payments, otherwise payable to the Beneficiary under the terms of this Agreement, shall be paid to the personal representative of the estate of the Beneficiary. The personal representative of the estate of the Beneficiary, and any beneficiary to whom such benefits are paid by or from the Beneficiary’s estate, shall each be a “Beneficiary” for purposes of this Agreement.

Appalachian Community Bank Salary Continuation Agreement

Article 4
Beneficiaries

4.1
Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.

4.2
Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3
Acknowledgment. Except as otherwise specifically provided in this Agreement, no designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator, or its designated agent.

4.4
No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse, if married to Executive at the date of Executive’s death, shall be the designated Beneficiary. If the Executive has no spouse at the Executive’s date of death, the benefits shall be made to the personal representative of the Executive's estate. The personal representative of the Executive’s estate and any beneficiary to whom such benefits are paid by or from the Executive’s estate, shall each be a “Beneficiary” for purposes of this Agreement.

4.5
Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

Appalachian Community Bank Salary Continuation Agreement

Article 5
General Limitations

5.1
Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the board of directors or shareholders of either the Bank or the Holding company terminates the Executive's employment for:

(a)	Gross negligence or gross neglect of duties to the Bank;

(b)	Commission of a felony or of a gross misdemeanor involving moral turpitude;

(c)	Fraud or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Bank; or

(d)	Issuance of an order for removal of the Executive by the banking regulators of the Bank or the Holding Company.

5.2
Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Bank on the Executive’s life.

5.3
Competition After Termination of Employment. The Bank shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Bank or, if earlier, within 1 year from the Executive’s Termination of Employment, engages in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a holder of more than five percent (5%) of the voting shares in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent or trustee, any enterprise conducted within a 25-mile radius of any office of the Bank existing at the time of the Executive’s Termination of Employment, which enterprise is, or may deemed to be, competitive with the business of banking carried on by the Bank as of the date of the Executive’s Termination of Employment.  This section shall not apply to a Termination of Employment (other than a Termination for Cause) following a Change of Control or to an Early Termination which was involuntary on the part of the Executive.

Article 6
Claims And Review Procedures

6.1	Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

Appalachian Community Bank Salary Continuation Agreement

6.1.1	Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

6.1.2
Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

6.1.3
Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall include:

(a) The specific reasons for the denial;
(b) A reference to the specific provisions of the Agreement on which the denial is based;
(c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; and
(d) A description of the applicable review procedures and the time limits applicable to such procedures.

6.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

6.2.1
Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

6.2.2
Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

6.2.3
Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Appalachian Community Bank Salary Continuation Agreement

6.2.4
Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

6.2.5
Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall include:

(a) The specific reasons for the denial;
(b) A reference to the specific provisions of the Agreement on which the denial is based; and
(c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

Article 7
Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive. Provided, however, if the Bank’s Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Bank may amend or terminate this Agreement. Upon such amendment or termination, the Bank shall pay benefits to the Executive as if Early Termination occurred on the date of such amendment or termination, regardless of whether Early Termination actually occurs. Additionally, the Bank may also amend this Agreement to conform with written directives to the Bank from its banking regulators.

Article 8
Administration of Agreement

8.1
Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administra-tion of this Agreement and (ii) decide or resolve any and all ques-tions including interpretations of this Agreement, as may arise in connection with the Agreement.

Appalachian Community Bank Salary Continuation Agreement

8.2
Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

8.3
Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4
Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5
Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circum-stances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

8.6
Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, in the form of Schedule A of this Agreement, a statement setting forth the benefits payable under this Agreement. It is hereby agreed that such annual statement, in the form of Schedule A, shall be incorporated into, and thereby shall be a part of, this Agreement.

Article 9
Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive, the Company and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2
No Guarantee of Employment. This Agreement is not a policy or contract regarding the continued employment of the Executive, as a director of the Bank and/or the Holding Company. It does not give the Executive the right to remain as an employee or director of the Bank or the Holding Company, nor does it interfere with the right of the Bank or the Holding Company, or their respective shareholders, to remove the Executive from office. It also does not require the Executive to remain a director of the Bank or Holding Company nor interfere with the Executive's right to terminate employment with the Bank or Holding Company at any time.

Appalachian Community Bank Salary Continuation Agreement

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4
Tax Withholding. The Bank shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5
Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Georgia, except to the extent preempted by the laws of the United States of America. Further, the parties intend for this Agreement, including the payment of benefits hereunder, to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as said Section may be amended from time to time, and, therefore, hereby agree that the provisions of this Agreement and the benefits payable hereunder shall be, and hereby are, modified, but only to the extent necessary, to achieve compliance therewith.

9.6
Unfunded Arrangement. The Executive and Beneficiary (and any other parties with rights under this Agreement) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7
Reorganization. Neither the Bank nor the Holding Company shall merge or consolidate into or with another company or bank, or reorganize, or sell substantially all of its assets to another company or bank, firm, or person unless such succeeding or continuing company, bank, firm, or person agrees to assume and discharge the obligations of the Bank and Holding Company under this Agreement. Upon the occurrence of such event, the terms “Bank” and “Holding Company”, as used in this Agreement, shall also be deemed to refer to the successor or survivor company or bank.

9.8
Entire Agreement. This Agreement constitutes the entire agreement between and among the Bank, the Holding Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9
Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10
Alternative Action. In the event it shall become impossible for the Bank, the Holding Company or the Plan Administrator to perform any act required by this Agreement, the Bank, the Holding Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank.

Appalachian Community Bank Salary Continuation Agreement

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12
Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13
Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Appalachian Community Bank
829 Industrial Blvd.
Ellijay, Georgia 30540

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of each of the Bank and Holding Company have signed this Agreement on the 11th day of August, 2006.

“EXECUTIVE:”

Joseph T. Moss, Jr.,
President and Chief Operating Officer

“BANK:”

Appalachian Community Bank

By: /s/ Tracy R. Newton

Title: Chief Executive Officer

Appalachian Community Bank Salary Continuation Agreement

“HOLDING COMPANY:”

Appalachian Bancshares, Inc.

By: Tracy R. Newton

Title: Chief Executive Officer

Appalachian Community Bank Salary Continuation Agreement BENEFICIARY DESIGNATION FORM

I designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary: _______________________________________________________________________

_____________________________________________________________________________

Contingent: ____________________________________________________________________

_____________________________________________________________________________

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name: _______________________________

Signature: _______________________________	Date: _______

SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name: _______________________________

Signature: __________________________________       Date: _______

Received by the Plan Administrator this ________ day of ___________________, 20___.

By: _________________________________

Title: ________________________________

Appalachian Community Bank Salary Continuation Agreement

SCHEDULE A

(For the Year Ending March 31, 20__)

Executive Name	Joseph T. Moss, Jr.	Plan Anniversary Date	04/01
Normal Retirement Age	*	Normal Retirement Date (Estimated)

Discount Rate	Plan Year Ending	Accrual Balance	Normal Retirement Benefit (annual benefit Amount)	Early Termination Benefit (one-time, lump-sum benefit amount)	** Disability Benefit (annual benefit amount)	** Change of Control Benefit (annual benefit amount)	** Pre-retirement Death Benefit (annual benefit amount)
7%		$	$	$	$	$	$

The parties to this Salary Continuation Agreement hereby further agree that this Schedule A shall be updated annually to include any changes in the Accrual Balance and the various benefit levels described hereon. Further, this Schedule A, as it now exists and as it may be further updated, is and shall continue to be a part of this Salary Continuation Agreement.

*The earlier of Age 65 or the Age at which a Executive completes 20 years of employment as a director of the Bank and/or the Holding Company.

**This annual benefit amount to be entered here for the Executive should be the projected annual benefit amount set forth in Section 2.1.1 of the Agreement.